EXHIBIT 32.1.

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Anthony Brandon Escobar, Chief Executive Officer, and Anthony Coletti, Principal Accounting Officer, of Trafalgar Resources, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period December 31, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  February 17, 2009                                                                                     By:  /s/ Anthony Brandon Escobar
                                                                                                                                         Anthony Brandon Escobar
                                                                                                                                         Chief Executive Officer

                                 By:  /s/ Anthony Coletti
                                        Anthony Coletti
                                         Principal Accounting Officer

 * A signed original of this written statement required by Section 906 has been provided to Trafalgar Resources, Inc. and will be retained by Trafalgar Resources, Inc. and furnished to the Securities Exchange Commission or its staff upon request.